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                         [Coopers & Lybrand Letterhead]


                                                                Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Protection One, Inc. and Subsidiaries in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-18159) of our report, which includes an explanatory paragraph with respect to a change in method of accounting for certain subscriber account acquisition and transition costs, dated December 10, 1996, on our audits of the consolidated financial statements and financial statement schedule of Protection One, Inc. and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."

                                                /s/ Coopers & Lybrand L.L.P.
                                                -----------------------------
                                                COOPERS & LYBRAND L.L.P.


Portland, Oregon
January 2, 1997